As filed with the Securities and Exchange Commission on September 1, 2022

Registration No. 333-69197

Registration No. 333-121194

Registration No. 333-142384

Registration No. 333-166539

Registration No. 333-184623

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-184623

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 333-69197

Form S-8 Registration Statement No. 333-142384

Form S-8 Registration Statement No. 333-166539

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 333-121194

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MATSON, INC.

(Exact name of registrant as specified in its charter)

Hawaii (State or Other Jurisdiction of Incorporation or Organization)	99-0032630 (I.R.S. Employer Identification No.)

1411 Sand Island Parkway

Honolulu, HI 96819

(Address of Principal Executive Offices, Zip Code)

Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan

Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan

Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan

Matson, Inc. 2007 Incentive Compensation Plan

(Full title of the Plan)

Leonard P. Isotoff

Senior Vice President

Matson, Inc.

1411 Sand Island Parkway

Honolulu, HI 96819

(808) 848-1211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John T. Gaffney Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000	Aaron K. Briggs Gibson, Dunn & Crutcher LLP 555 Mission St. San Francisco, CA 94105 (415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	◻

Non-accelerated filer	◻	Smaller reporting company	◻

		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ◻

TERMINATION OF REGISTRATION

Matson, Inc., a Hawaii corporation formerly known as Alexander & Baldwin Holdings, Inc. and the successor company for accounting purposes to Alexander & Baldwin, Inc. (the “Registrant”), is filing these Post Effective Amendments to the following Registration Statements on Form S-8 (collectively, the “Prior Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “SEC”) in order to terminate all offerings under the Prior Registration Statements and to deregister any and all shares of the Registrant’s common stock, no par value (“Common Stock”), that remain unsold as of the date hereof, together with any and all other securities registered but unsold as of the date hereof thereunder (note that the share numbers listed below do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim):

●	Registration Statement on Form S-8 (No. 333-69197), filed with the SEC effective December 18, 1998, registering 2,100,000 shares of Common Stock pursuant to the Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan (the “1998 Plan”) and registering 130,000 shares of Common Stock pursuant to the Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan (the “1998 Director Plan), as amended by the Post-Effective Amendment No. 1 filed with the SEC effective June 7, 2012.

●	Registration Statement on Form S-8 (No. 333-121194), filed with the SEC effective December 13, 2004, registering 1,900,000 shares of Common Stock pursuant to the 1998 Plan and registering 350,000 shares of Common Stock pursuant to the 1998 Director Plan, as amended by the Post-Effective Amendment No. 1 filed with the SEC effective April 26, 2007 deregistering 109,654 shares of Common Stock pursuant to the 1998 Plan, deregistering 179,906 shares of Common Stock pursuant to the 1998 Director Plan and reallocating such shares to the Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan as amended and restated (the “2007 Plan”), and as further amended by the Post-Effective Amendment No. 2 filed with the SEC effective June 7, 2012.

●	Registration Statement on Form S-8 (No. 333-142384), filed with the SEC effective April 26, 2007, registering 2,215,000 shares of Common Stock pursuant to the 2007 Plan, as amended by the Post-Effective Amendment No. 1 filed with the SEC effective June 7, 2012.

●	Registration Statement on Form S-8 (No. 333-166539), filed with the SEC effective May 5, 2010, registering 2,200,000 shares of Common Stock pursuant to the 2007 Plan, as amended by the Post-Effective Amendment No. 1 filed with the SEC effective June 7, 2012.

●	Registration Statement on Form S-8 (No. 333-184623), filed with the SEC effective October 26, 2012, registering 4,247,204 shares of Common Stock pursuant to the Matson, Inc. 2007 Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post Effective Amendment No. 1, Post Effective Amendment No. 2 and Post-Effective Amendment No. 3, as applicable, to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 1st day of September, 2022.

MATSON, INC.

By:	/s/ Joel M. Wine
Name:	Joel M. Wine
Title:	Chief Financial Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign Post-Effective Amendment No. 1, Post-Effective Amendment No. 2 and Post-Effective Amendment No. 3, as applicable, to the Prior Registration Statements.